AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 1, 1999

                                                 Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  SEITEL, INC.

             (Exact name of Registrant as specified in its charter)


               DELAWARE                              76-0025431
               --------                              ----------
    (State or Other Jurisdiction of               (I.R.S. Employer
    Incorporation or Organization)               Identification No.)


                              50 BRIAR HOLLOW LANE
                                 7TH FLOOR WEST
                              HOUSTON, TEXAS 77027
                                 (713) 881-8900
                                 --------------
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

              PAUL A. FRAME, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  SEITEL, INC.
                              50 BRIAR HOLLOW LANE
                                 7TH FLOOR WEST
                              HOUSTON, TEXAS 77027
                                 (713) 881-8900
                                 --------------
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                                   ----------
                               WILLIAM MARK YOUNG
                      GARDERE WYNNE SEWELL & RIGGS, L.L.P.
                               THREE ALLEN CENTER
                           333 CLAY AVENUE, SUITE 800
                            HOUSTON, TEXAS 77002-4086

     APPROXIMATE  DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT UNTIL SUCH TIME THAT ALL OF THE SHARES REGISTERED HEREUNDER HAVE BEEN SOLD.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
    ------
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. x
                                            ------
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                        ------

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering.
                 ------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                               ------


                         CALCULATION OF REGISTRATION FEE
=========================================================================================================================
|                                    |                 |  PROPOSED MAXIMUM   |  PROPOSED MAXIMUM     |                  |
|  TITLE OF SHARES TO BE REGISTERED  |   AMOUNT TO BE  |   OFFERING PRICE    |     AGGREGATE         |    AMOUNT OF     |
|                                    |    REGISTERED   |   PER SHARE (1)<F1> | OFFERING PRICE (1)<F1>| REGISTRATION FEE |
|------------------------------------|-----------------|---------------------|-----------------------|------------------|
|                                    |                 |                     |                       |                  |
|  Common Stock, $0.01 par value.....|     355,733     |       $13.69        |   $4,869,985.00       |    $1,360.00     |
=========================================================================================================================

(1)<F1> Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low sales price for the Common Stock as quoted on The New York Stock Exchange for January 27, 1999.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

The                                                       SUBJECT TO COMPLETION
information                                                    FEBRUARY 1, 1999
in this
prospectus     PROSPECTUS
is not
complete                      355,733 SHARES OF COMMON STOCK
and may be
changed.                               SEITEL, INC.
The selling
stockholders                    -------------------------
may not sell
these          Certain selling  stockholders  may use this prospectus to sell up
securities     to 355,733 shares of common stock on the New York Stock Exchange.
until the      We will not receive any of the proceeds from the sales.
registration
statement      The common stock is listed on the New York Stock  Exchange  under
filed with     the trading symbol "SEI."
the
Securities                      -------------------------
and
Exchange       YOU SHOULD CONSIDER  CAREFULLY THE RISK FACTORS BEGINNING ON PAGE
Commission     2 OF THIS PROSPECTUS.
is effective.
This                            -------------------------
prospectus
is not an      The selling  stockholders are offering the shares of common stock offer to sell  at the market  price or at other prices as described in the "Plan
these          of Distribution" section of this prospectus. On January 27, 1999,
securities     the  closing  price of the  common  stock  on the New York  Stock and it is not  Exchange was $13.625 per share.
soliciting an
offer to buy                    -------------------------
these
securities in  NEITHER THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR ANY STATE
any state      SECURITIES   COMMISSION   HAS  APPROVED  OR   DISAPPROVED   THESE
where the      SECURITIES  OR  DETERMINED  IF THIS  PROSPECTUS  IS  TRUTHFUL  OR
offer or sale  COMPLETE.  ANY  REPRESENTATION  TO  THE  CONTRARY  IS A  CRIMINAL
is not         OFFENSE.
permitted.
                                -------------------------

                                     FEBRUARY 1, 1999

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934. This prospectus is part of a registration statement we filed with the SEC.

     1. Annual Report on Form 10-K for the year ended December 31, 1997, as amended by Form 10-K/A dated April 28, 1998, as filed with the SEC on April 29, 1998, and by Form 10-K/A dated June 10, 1998, as filed with the SEC on June 12, 1998.

     2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

     3. The description of our common stock contained in our Registration Statement on Form 8-A, dated March 27, 1991 (Registration Number 0-14488).

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                  Seitel, Inc.
                  Investor Relations
                  50 Briar Hollow Lane
                  7th Floor West
                  Houston, Texas  77027
                  (713) 881-8900

                                  RISK FACTORS

     YOU SHOULD CAREFULLY CONSIDER, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, THE RISKS DESCRIBED BELOW BEFORE MAKING AN INVESTMENT DECISION.

COMPETITION

     Competition in the seismic data licensing industry and in the oil and gas exploration and production industry is intense. A number of independent oil-service companies create and market seismic data, and numerous oil and gas companies create seismic data and maintain their own seismic data banks. Due to difficult industry conditions in recent years, the number of independent seismic companies has decreased, and oil and gas companies have acquired an increasing portion of their seismic data from outside sources, including us. In the oil and gas exploration and production business, numerous oil and gas companies compete for the acquisition of mineral properties. Some of our competitors have longer operating histories, greater financial resources and larger sales volumes than us. Although we believe that our fully-integrated seismic resources and technical, geophysical and marketing expertise will allow us to compete effectively in both the seismic data industry and the oil and gas exploration and development industry, we cannot be certain that this will be the case.

INDUSTRY CONDITIONS

     Demand for our seismic data depends primarily upon the level of spending by oil and gas companies for exploration, production and development activities. These spending levels tend to increase and decrease with increases and decreases in the commodity prices for oil and gas, so that demand for our seismic data is affected to some degree by market prices for natural gas and crude oil, which have historically been very volatile. Revenues generated by our oil and gas exploration and development business increase and decrease with increases and decreases in the market prices of oil and gas. A substantial or extended decline in oil and gas prices could have a material adverse effect on our financial position. In addition, if oil and gas prices decrease materially, we may be unable to find partners willing to pay the relatively high costs of exploration and development and grant us an interest in production in exchange for seismic data. Further, as high quality 3D data becomes more widely available from other sources, we may be unable to obtain the same level of working interests in oil and gas properties in exchange for use of our 3D data. Also, other factors beyond our control may affect our oil and gas operations. These factors include the level of supply of natural gas and oil, the availability of adequate pipeline and other transportation and processing facilities and the marketing of competitive fuels. See also "Compliance with Governmental Regulations."

OPERATING  RISKS

     Our oil and gas operations are subject to hazards incident to the drilling of oil and gas wells, such as cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires, pollution, or other environmental risks, as well as to the risk that we may not encounter any commercially productive natural gas or oil reserves. Some of these hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, environmental damage and suspension of operations. In addition, the cost of drilling, completing and operating wells is often uncertain, and drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including unexpected drilling conditions, pressure or irregularities in formations, equipment failures or accidents, weather conditions and shortages or delays in the delivery of equipment. We typically share these risks with our petroleum company partners. We also seek to reduce dry hole risks by utilizing 3D seismic data, where appropriate, to help us determine where to drill. However, since we do not act as operator in our oil and gas drilling business, we are dependent upon our petroleum company partners to conduct operations in a manner so as to minimize these operating risks. In accordance with industry practice, we maintain insurance against some, but not all, of these operating risks. We cannot be sure that adequate insurance will be available in the future, or that we will be able to maintain adequate insurance on terms and conditions we find acceptable. As a result of the risks inherent in oil and gas operations, the success of our oil and gas exploration, development and production activities is uncertain.

HOLDING COMPANY  STRUCTURE

     We have no operations or significant assets other than through our ownership of the capital stock of our subsidiaries. Dividends and other permitted payments from such subsidiaries will be the primary source of funds to pay dividends on the common stock. Our rights and the rights of our creditors to participate in the assets of any subsidiary upon the latter's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors except to the extent that we may be a creditor with recognized claims against the subsidiary.

DEPENDENCE ON KEY PERSONNEL

     Our operations are dependent upon a relatively small group of management and technical personnel. The loss of one or more of these individuals could have a material adverse effect on us. We use equity ownership and other incentives to attract and retain our employees. In addition, we have employment agreements with our President and Chief Executive Officer, Paul A. Frame, Executive Vice President and Chief Operating Officer, Horace A. Calvert, and Executive Vice President of Finance and Chief Financial Officer, Debra D. Valice.

GEOGRAPHIC CONCENTRATION OF OPERATIONS

     Most of the seismic data in our seismic data library, as well as most of our existing interests in oil and gas properties, are located along the coast and offshore in the U.S. Gulf of Mexico. Because of this concentration, any regional events that increase costs, reduce availability of equipment or supplies, reduce demand or limit production will impact us more adversely than if we were more geographically diversified.

COMPLIANCE WITH GOVERNMENTAL REGULATIONS

     The oil and gas industry in general is subject to extensive governmental regulation, which may be changed from time to time in response to economic or political conditions. In particular, oil and gas exploration and production is subject to federal and state regulations governing environmental quality and pollution control, state limits on allowable rates of production by well or proration unit, and other similar regulations. State and federal regulations generally are intended to prevent waste of natural gas and oil, protect rights to produce natural gas and oil between owners in a common reservoir, control the amount of natural gas and oil produced by assigning allowable rates of production and control contamination of the environment. Also, we believe that the trend toward more expansive and stricter environmental laws and regulations will continue. The implementation of new, or the modification of existing, laws or regulations affecting the oil and gas industry could have a material adverse impact on us.

SHARES ELIGIBLE FOR FUTURE SALE

     The effect, if any, that future sales of shares of our capital stock, or the availability of shares of capital stock for future sale will have on the market price of such stock prevailing from time to time is uncertain. Almost all of the approximately 5.6 million shares of common stock currently held by or issuable pursuant to options, warrants and other rights granted prior to the date hereof and exercisable within 60 days of the date hereof to our directors and executive officers are eligible for sale currently or immediately upon exercise. Sales of substantial amounts of common stock (including shares issued upon the exercise of stock options or warrants), or the perception that such sales could occur, could adversely affect prevailing market prices for the common stock.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes and incorporates by reference forward-looking statements within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements relate to analyses and other information which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies.

     These forward-looking statements are identified by their use of terms and phrases such as "anticipate," believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will," and similar terms and phrases, including references to assumptions. These statements are contained in sections entitled "Risk Factors," "The Company" and other sections of this prospectus and in the documents incorporated by reference in this prospectus.

     These forward-looking statements involve risks and uncertainties that may cause our actual future activities and results of operations to be materially different from those suggested or described in this prospectus. These risks include competition; industry conditions; operating risks; our structure as a holding company; our dependence on key personnel; the geographic concentration of our operations; and governmental regulations.

     Our risks are more specifically described in "Risk Factors" and in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected.

                                   THE COMPANY

     We are located in Houston, Texas. We are a leading provider of seismic data and related geophysical services and expertise to the petroleum industry. We have evolved into a diversified energy concern with several niche operations, including one of the largest independent seismic data libraries in the United States; three-dimensional seismic data processing and interpretation technology; and direct participation in exploration, development and ownership of natural gas and crude oil reserves.

     Since our inception in 1982, we have been engaged in the development of a proprietary library of seismic data, created by both us and others. Our seismic data library is owned and marketed by Seitel Data, Ltd., a Texas limited partnership. Subsidiaries that are wholly-owned by us constitute all of the limited and general partners of Seitel Data, Ltd. Seitel Data, Ltd. markets the data library, which consists of both two-dimensional ("2D") and three-dimensional ("3D") data, to oil and gas companies under license agreements. Companies involved in oil and gas exploration and development use seismic surveys and the analysis of seismic data for the identification and definition of underground geological structures to determine the existence and location of subsurface hydrocarbons.

     Our integrated seismic data operations include our large 2D and 3D seismic library, our seismic data processing center and computer software, and our geophysical application experience in interpreting 3D data.

     In March 1993, we formed DDD Energy, Inc. ("DDD Energy"), a wholly-owned subsidiary, to participate directly in petroleum exploration, development and ownership of hydrocarbon reserves through cost and revenue sharing relationships with oil and gas producers. Our objective is to participate through DDD Energy in exploration and development programs which combine the Company's 3D and 2D seismic resources and related geophysical technologies with the geology and engineering expertise and land positions of selected petroleum producers.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders (the "Selling Stockholders").

                              SELLING STOCKHOLDERS

     This prospectus relates to the sale by the Selling Stockholders named below from time to time of up to 355,733 shares of common stock (the "Shares").

     Each of the Selling Stockholders was a general partner in one or more of four partnerships that were organized to invest in oil and gas properties (the "DDD Partnerships"). Each Selling Stockholder was an officer, director or employee, or immediate family member of an officer, director or employee of Seitel or one of our subsidiaries when he or she became a partner in one of the DDD Partnerships. Our subsidiary, DDD Energy, acquired the assets of the DDD Partnerships effective October 1, 1998 in exchange for unregistered shares of our common stock being offered for sale as disclosed below. Such assets consisted primarily of additional interests in oil and gas properties in which DDD Energy was a working interest owner.

     The following table provides certain information with respect to the number of shares of common stock currently owned, offered hereby and to be owned by the Selling Stockholders after this offering assuming all offered shares are sold in this offering.

--------------------------------------------------------------------------------------------------------------------
                                                            NUMBER OF
                                                             SHARES                      SHARES BENEFICIALLY OWNED
                                                          BENEFICIALLY      SHARES          AFTER THE OFFERING
                                                          OWNED BEFORE      OFFERED    -----------------------------
                  SELLING STOCKHOLDERS                    THE OFFERING*<F1> HEREBY         NUMBER        PERCENT
--------------------------------------------------------------------------------------------------------------------
Herbert M. Pearlman, Chairman of the Board                  1,017,687        48,249          969,438         4.0%
Horace A. Calvert, Executive Vice President, Chief          1,493,852        45,169        1,448,683         5.9%
  Operating Officer and Director
David S. Lawi, Director                                       690,287        36,135          654,152         2.7%
Paul A. Frame, President, Chief Executive Officer and       1,695,935        35,682        1,660,253         6.6%
  Director
Debra D. Valice, Executive Vice President, Chief              369,948        29,804          340,144         1.4%
  Financial Officer and Director
Jay Silverman (2)<F4>                                         179,045        22,583          156,462          **<F2>
Jay Rives (1)<F3>                                              88,504        16,504           72,000          **<F2>
Jesse Marion (2)                                               15,543        15,543                0           0
Jay Green (1)<F3>                                             197,903        14,361          183,542          **<F2>
Rick Schmid (1)<F3>                                            92,501        13,921           78,580          **<F2>
Robert Simon (1)<F3>                                          264,029        11,765          252,264         1.1%
John E. Stieglitz, Director                                    34,085         8,085           26,000          **<F2>
Bob Choate (1)<F3>                                             50,753         7,249           43,504          **<F2>
William Lurie (3)<F5>                                          20,380         6,737           13,643          **<F2>
Marcia Kendrick, Chief Accounting Officer                     135,683         4,984          130,699          **<F2>
Sheryl Pearlman                                                19,554         4,554           15,000          **<F2>
Julia Pearlman                                                 19,515         4,515           15,000          **<F2>
Lee Pearlman                                                   19,515         4,515           15,000          **<F2>
Lawrence Marolda                                               19,515         4,515           15,000          **<F2>
Nicole Lawi                                                    42,015         4,515           37,500          **<F2>
Neil Lawi                                                      42,015         4,515           37,500          **<F2>
Christopher Talbot (1)<F3>                                    111,056         4,312          106,744          **<F2>
Alana Ruby (2)<F4>                                              2,796         2,796                0          0
Ray Freeman (1)<F3>                                            37,625         2,415           35,210          **<F2>
David Wegner (1)<F3>                                          135,976         1,774          134,202          **<F2>
Al Filipov (1)<F3>                                             39,410           536           38,874          **<F2>

-------------------------

*<F1> Includes shares that may be acquired within 60 days upon exercise of options and warrants.
**<F2>    Less than 1%
(1)<F3>   Employee of Seitel or a subsidiary
(2)<F4>   Former employee of Seitel or a subsidiary
(3)<F5>   Former director of Seitel

                              PLAN OF DISTRIBUTION

     We are registering the Shares on behalf of the Selling Stockholders. As used herein, "Selling Stockholders" includes donees and pledgees selling shares received from a named Selling Stockholder after the date of this prospectus. All costs, expenses and fees in connection with the registration of the Shares offered hereby will be borne by us. Brokerage commission and similar selling expenses, if any, attributable to the sale of Shares will be borne by the Selling Stockholders. Sales of Shares may be effected by Selling Stockholders from time to time in one or more types of transactions (which may include block transactions) on the New York Stock Exchange, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the Shares, through short sales of Shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of Shares by the Selling Stockholders.

     The Selling Stockholders may effect such transactions by selling Shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The Selling Stockholders and any broker-dealers that act in connection with the sale of Shares might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the Shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify each Selling Stockholder against certain liabilities, including liabilities arising under the Securities Act. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

     Because the Selling Stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act. We have informed the Selling Stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

     The Selling Stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

     Upon our being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction. In addition, upon our being notified by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus.

     We granted registration rights to the DDD Partnerships pursuant to a Registration Rights Agreement (the "Registration Rights Agreement") among us and the DDD Partnerships. The Selling Stockholders acquired the rights and obligations of the DDD Partnerships under the Registration Rights Agreement when the DDD Partnerships distributed the Shares to the Selling Stockholders. As a result, the Selling Stockholders have agreed to indemnify us, among other things, against failure by the Selling Stockholders to deliver a prospectus if required, as well as against certain civil liabilities, including liabilities under the Securities Act or the Exchange Act, incurred in connection with any untrue (or alleged untrue) statement of a material fact or omission of a material fact in the Registration Statement or an applicable prospectus supplement to the extent such liability relates to information supplied by the Selling Stockholder for inclusion in the Registration Statement or an applicable prospectus supplement.

     In order to comply with certain states' securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Shares may not be sold unless the Shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

                                  LEGAL MATTERS

     The validity of the Shares offered hereby will be passed upon by Gardere Wynne Sewell & Riggs, L.L.P., 333 Clay Avenue, Suite 800, Houston, Texas 77002.

=======================           =======================================

YOU  SHOULD  RELY  ONLY
ON   THE    INFORMATION                       355,733 SHARES
CONTAINED    IN      OR
INCORPORATED         BY
REFERENCE   INTO   THIS                        SEITEL, INC.
PROSPECTUS. WE HAVE NOT
AUTHORIZED   ANYONE  TO
PROVIDE     YOU    WITH                       COMMON STOCK
INFORMATION   DIFFERENT
FROM THAT  CONTAINED IN
THIS   PROSPECTUS.  THE
SELLING    STOCKHOLDERS
ARE  OFFERING  T   SELL
SHARES  OF COMMON STOCK
AND  SEEKING  OFFERS TO
BUY  SHARES  OF  COMMON
STOCK     ONLY       IN
JURISDICTIONS     WHERE
OFFERS  AND  SALES  ARE                        PROSPECTUS
PERMITTED.



  TABLE OF CONTENTS

Incorporation of
Certain Documents by
  Reference...........2
Risk Factors..........2
Forward-Looking
  Statements..........4
The Company...........4
Use Of Proceeds.......5
Selling Stockholders..5
Plan Of Distribution..7
Legal Matters.........8

                                             FEBRUARY 1, 1999

                                  =======================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses to be paid by the Registrant in connection with the issuance and distribution of the shares of common stock being registered. All amounts shown are estimates except for the Securities and Exchange Commission registration fee. The Registrant will pay all expenses in connection with the distribution of the shares of common stock being sold by the Selling Stockholders (including fees and expenses of counsel for the Company and the Selling Stockholders, and excluding any compensation due to any broker or dealer in connection with the sale of any of the shares offered hereby).


Securities and Exchange Commission registration fee...................... $1,360

Legal fees and expenses..................................................  5,000

Printing, EDGAR formatting and mailing expenses..........................    500

Accounting fees and expenses.............................................  5,000

Miscellaneous............................................................  2,500
                                                                         -------
     Total...............................................................$14,360
                                                                         =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145(a) of the General Corporation Law of the State of Delaware (the "General Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if the indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, the indemnitee must not have had reasonable cause to believe his conduct was unlawful.

     Section 145(b) of the General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that if the person is found to be liable to the corporation, no indemnification shall be made except to the extent that the court determines that indemnification is fair and reasonable under the circumstances.

     Section 145(g) of the General Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against him or incurred by him in any capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the law.

     Article Eighth of the Registrant's Certificate of Incorporation and Section Six of the Registrant's Bylaws give a director or officer the right to be indemnified by the Registrant to the fullest extent permitted under Delaware law.

     The above discussion of the Registrant's Certificate of Incorporation and Bylaws and of the General Corporation Law of the State of Delaware is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation, the Bylaws and the statutes.

ITEM 16. EXHIBITS.

     5.1  --   Opinion  of  Gardere  Wynne  Sewell  & Riggs,  L.L.P.,  regarding legality of securities.

     23.1 --   Consent of Gardere  Wynne  Sewell & Riggs,  L.L.P.  (included  in
               Exhibit 5.1).

     23.2 --   Consent of Arthur Andersen LLP.

     23.3 --   Consent of Forrest A. Garb & Associates, Inc.

     23.4 --   Consent of Miller and Lents, Ltd.

     24.1 --   Powers of Attorney (included on the signature page).


ITEM 17. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus any  facts or events  arising after the effective date of the Registration Statement (or to the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration, by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) of 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 29th day of January, 1999.

                                   SEITEL, INC.

                                   BY: /s/ Paul A. Frame
                                      ------------------------------------------
                                   PAUL A. FRAME, President, Chief Executive
                                   Officer and Director (principal executive
                                   officer)

                                   BY: /s/ Debra D. Valice
                                      ------------------------------------------
                                   DEBRA D. VALICE, Executive Vice President of
                                   Finance, Chief Financial Officer and Director (principal financial and accounting officer)

                               POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Paul A. Frame and Debra D. Valice true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                        TITLE                          DATE
       ---------                        -----                          ----

/s/ Herbert M. Pearlman    Chairman of the Board of Directors        1/29/99
-------------------------
HERBERT M. PEARLMAN

/s/ Paul A. Frame          President, Chief Executive Officer        1/29/99
-------------------------  and Director
PAUL A. FRAME

                           Executive Vice President, Chief
/s/ Horace A. Calvert      Operating Officer and Director            1/29/99
-------------------------
HORACE A. CALVERT

                           Executive Vice President of
/s/ Debra D. Valice        Finance, Chief Financial Officer          1/29/99
-------------------------  and Director
DEBRA D. VALICE

/s/ David S. Lawi          Director                                  1/29/99
-------------------------
DAVID S. LAWI

/s/ Walter M. Craig, Jr.   Director                                  1/29/99
-------------------------
WALTER M. CRAIG, JR.

/s/ Fred S. Zeidman        Director                                  1/29/99
-------------------------
FRED S. ZEIDMAN

/s/ John E. Stieglitz      Director                                  1/29/99
-------------------------
JOHN E. STIEGLITZ

/s/ William Lerner         Director                                  1/29/99
-------------------------
WILLIAM LERNER

                                INDEX TO EXHIBITS

     EXHIBIT
        NO.                          DESCRIPTION
     -------                         -----------

      5.1 -- Opinion of Gardere Wynne Sewell & Riggs, L.L.P., regarding legality of securities.

     23.1 --     Consent of Gardere Wynne Sewell & Riggs, L.L.P. (included in
                 Exhibit 5.1).

     23.2 --     Consent of Arthur Andersen LLP.

     23.3 --     Consent of Forrest A. Garb & Associates, Inc.

     23.4 --     Consent of Miller and Lents, Ltd.

     24.1 --     Powers of Attorney (included on the signature page).